Exhibit 4.6
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE dated as of November 24, 2009 (the “Supplemental Indenture”), between CALLON PETROLEUM COMPANY, a Delaware corporation (the “Company”), having its principal office at 200 North Canal Street, Natchez, Mississippi 39120, the undersigned Subsidiary Guarantors (herein so called), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as trustee (the “Trustee”).
     WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of March 15, 2004 between the Company, the Subsidiary Guarantors and the Trustee (as the same may have been amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the “Indenture”), providing for the issuance of the Company’s 9.75% Senior Notes due 2010, Series B (the “Securities” or the “Notes”);
     WHEREAS, the Company originally issued $200,000,000 in aggregate principal amount of the Notes pursuant to the Indenture;
     WHEREAS, Section 9.2 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend certain terms and provisions of the Indenture or the Notes with the written consent of the Holders of at least seventy-five percent (75%) in aggregate principal amount of the Notes then outstanding;
     WHEREAS, the Company has offered (the “Offer”) to exchange any and all of the outstanding Notes for certain new notes and capital stock issued by the Company upon the terms and subject to the conditions set forth in the Offer to Exchange and Consent Solicitation Statement, dated October 20, 2009 (as the same may be amended or supplemented from time to time), from each Holder of the Notes;
     WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article One, Article Two and Article Three of this Supplemental Indenture (the “Amendments”) having been approved by Holders of at least 75% in aggregate principal amount of the outstanding Notes (and a supplemental indenture in respect thereof having been executed and delivered), provided that the Amendments will not become operative until Notes have been accepted for exchange pursuant to the Offer;
     WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of at least 75% in aggregate principal amount of the outstanding Notes (“Consenting Holders”) to effect the Amendments; and
     WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     NOW THEREFORE, this Supplemental Indenture witnesseth that, for and in consideration of the premises, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
EFFECTIVENESS
     SECTION 1.1. Effectiveness. This Supplemental Indenture shall become effective as of the date hereof.
ARTICLE II
AMENDMENTS TO INDENTURE
     SECTION 2.1. Amendments to Indenture.
     (a) The Table of Contents of the Indenture is amended by deleting the titles to Sections 3.1 — 3.13, 3.16 — 3.25 and 4.1 and inserting in lieu thereof in each place the phrase “[intentionally omitted]”.
     (b) Sections 1.1 and 1.2 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and/or the Notes that are being eliminated by this Supplemental Indenture.
     (c) Sections 3.1 — 3.13 of the Indenture are amended by deleting the text of each such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (d) Section 3.14(a) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (e) Sections 3.16 — 3.25 of the Indenture are amended by deleting the text of each such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (f) Section 4.1 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (g) Section 6.1(b) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (h) Section 6.1(c)(i) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (i) Section 6.1(d) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (j) Section 6.1(e) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (k) Section 6.1(f) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (l) Section 6.1(g) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (m) Section 6.1(h) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
     (n) Sections 10.1 — 10.4 of the Indenture are amended by deleting the text of each such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”, and as of the date hereof and after giving effect to this Supplemental Indenture, the parties signing below as Subsidiary Guarantors shall be released and discharged from any obligations and indebtedness under the Indenture, including any guarantee of the Obligations (as defined in the Indenture) and shall no longer be or be deemed to be parties to the Indenture.
ARTICLE III
MISCELLANEOUS
     SECTION 3.1 Elimination of Certain Provisions in the Notes.
     The Notes are deemed to be amended as follows:
     (a) Section 4 of the Notes is amended by deleting the text of the last paragraph of such Section; and
     (b) Subsections (b), (c)(i), and (d) — (h) of Section 12 of the Notes are amended by deleting the text of each such subsection in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Instruments To Be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.
     SECTION 4.2 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     SECTION 4.3 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.
     SECTION 4.4 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
     SECTION 4.5 Governing Laws. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 4.6 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
     SECTION 4.7 Compliance with the Trust Indenture Act. This Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the “TIA”). If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.
     SECTION 4.8 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Supplemental Indenture.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

CALLON PETROLEUM COMPANY
By:	/s/ B. F. Weatherly
Name:	B. F. Weatherly
Title:	Executive Vice President and Chief Financial Officer

Subsidiary Guarantors: CALLON PETROLEUM OPERATING COMPANY
By:	/s/ B. F. Weatherly
Name:	B. F. Weatherly
Title:	Executive Vice President and Chief Financial Officer

CALLON OFFSHORE PRODUCTION, INC.
By:	/s/ B. F. Weatherly
Name:	B. F. Weatherly
Title:	Executive Vice President and Chief Financial Officer

MISSISSIPPI MARKETING, INC.
By:	/s/ B. F. Weatherly
Name:	B. F. Weatherly
Title:	Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee
By:	/s/ HERBERT J. LEMMER
Name:	HERBERT J. LEMMER
Title:	VICE PRESIDENT

[Signature Page — Second Supplemental Indenture]